UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2026

Date of Report (Date of earliest event reported)

FutureTech II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41289	87-2551539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Gail Drive New Rochelle, NY	10805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 316-4805

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTII
Rights	FTIIW
Units	FTIIU

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Financial Advisory Engagement Letter

On March 4, 2026, FutureTech II Acquisition Corp. (“FutureTech” or the “Company”) entered into an engagement letter (the “Engagement Letter”) with D. Boral Capital, LLC (“D. Boral”) pursuant to which both parties agreed that D. Boral will serve as the Company’s sole and exclusive financial advisor in connection with a De-SPAC business combination between Longevity Biomedical, Inc. (“Longevity”) and the Company (the “Business Combination”) announced in the Form S-4 registration statement dated February 14, 2025. The Engagement Letter provides that in exchange for the financial advisory services to be rendered by D. Boral, the Company shall provide D. Boral, during the term of the Engagement Letter and for the thirty six (36) month period following the Closing of the Business Combination, an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at D. Boral’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, including, a forward purchase arrangement or similar type of equity line financing, or to act as exclusive financial advisor, at D. Boral’s sole discretion, in connection with any merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint-venture, strategic alliance or other similar transaction.

The foregoing description of the Engagement Letter is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Corrected Promissory Note

As previously disclosed on February 4, 2025, FutureTech and Longevity executed a Satisfaction and Discharge of Indebtedness (the “Discharge Agreement”) in connection with the Underwriting Agreement dated February 15, 2022 between the Company and D. Boral Capital LLC f/k/a EF Hutton LLC, division of Benchmark Investments, LLC (“D. Boral”), the underwriter of the Company’s Initial Public Offering (“IPO”).

Pursuant to the Underwriting Agreement in relation to the IPO, upon the completion of an initial business combination, D. Boral is entitled to a deferred underwriting commission of $3,450,000 (“Deferred Commission”). The Discharge Agreement, provided that instead of receiving the full Deferred Commission in cash at the closing of the Business Combination (the “Closing”), D. Boral will accept (1) $500,000 in cash at the time of the Closing; (2) a $1,475,000 promissory note executed by FutureTech and Longevity (“D. Boral Note”) in which FutureTech is obligated to pay D. Boral in the principal amount of the D. Boral Note in cash by the maturity date provided the Closing occured; and (3) 147,500 shares of the Company’s common stock, which when multiplied by the $10.00 per share price agreed to between the parties equals $1,475,000 and which shall be issued and delivered to D. Boral at the Closing. The Discharge Agreement and D. Boral Note have no effect unless the Business Combination between FutureTech and Longevity is consummated. See Company’s Current Report on Form 8-K filed on February 11, 2025.

In connection with preparing the Company’s financial statements for the year ended December 31, 2025, the Company observed that the D. Boral Note contained a mistake in that the D. Boral Note omitted to contain a provision that the Company’s obligation to pay the principal amount of $1,475,000 of the D. Boral Note was subject to and contingent upon the Closing of the Business Combination. On March 4, 2026, the Company, Longevity and D. Boral corrected the mistake by executing a corrected promissory Note in the principal amount of $1,475,000 (the “Corrected D. Boral Note”). The Corrected D. Boral Note includes a provision that the Company’s obligation to pay the principal amount of $1,475,000 of the D. Boral Note is subject to and contingent upon the Closing of the Business Combination.

The foregoing description of the Corrected D. Boral Note is qualified in its entirety by reference to the full text of the Corrected D. Boral Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1*	Engagement Letter, dated March 4, 2026, by and between FutureTech II Acquisition Corp. and D. Boral Capital, LLC.
10.2*	Corrected Promissory Note, dated March 4, 2026, by and between FutureTech II Acquisition Corp., Longevity Biomedical, Inc. and D. Boral Capital, LLC.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.
Dated: March 10, 2026
	By:	/s/ Ray Chen
	Name:	Ray Chen
	Title:	Chief Executive Officer